Exhibit 1.1

                 Shares

SHOPIFY INC.

Class A subordinate voting shares

UNDERWRITING AGREEMENT

            , 2015

            , 2015

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

RBC Dominion Securities Inc.

Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.

Raymond James & Associates, Inc.

Canaccord Genuity Inc.

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

RBC Dominion Securities Inc.

200 Bay Street, Suite 400, North Tower

Toronto, ON M5J 2W7

Ladies and Gentlemen:

Shopify Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”)      Class A subordinate voting shares (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional      Class A subordinate voting shares (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Class A subordinate voting shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Class A Shares.” The Class A Shares together with the Class B multiple voting shares of the Company are hereinafter referred to as the “Subject Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.”

The Company has prepared and filed a preliminary base PREP prospectus and an amended and restated preliminary base PREP prospectus relating to the Shares in the English and French languages in accordance with National Instrument 41-101 General Prospectus Requirements (“NI 41-101”) and National Instrument 44-103 Post-Receipt Pricing (“NI 44-103”) for the pricing of securities after the receipt for a prospectus has been obtained (each a “Canadian Preliminary Prospectus” and collectively, the “Canadian Preliminary Prospectuses”) with the Ontario Securities Commission (the “OSC”) and with the securities commissions or other securities regulatory authorities (collectively with the OSC, the “Canadian Securities Commissions”) in each of the provinces and territories of Canada (the “Canadian Qualifying Jurisdictions”) pursuant to the procedures provided for under Multilateral Instrument 11-102 Passport System and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions (collectively, the “Passport System”). The Company has obtained preliminary receipts under the Passport System (the “Preliminary Receipt”), issued by the OSC in its capacity as principal regulator, representing the deemed receipt of each of the other Canadian Securities Commissions and evidencing the receipt of the OSC, in respect of each of the Canadian Preliminary Prospectuses. The Company has also prepared and filed with the OSC and the other Canadian Securities Commissions a final base PREP prospectus relating to the Shares in the English and French languages in accordance with NI 41-101 and NI 44-103 (the “Canadian Final Prospectus”), and has obtained a final receipt under the Passport System (the “Final Receipt”) issued by the OSC in its capacity as principal regulator, representing the deemed receipt of each of the other Canadian Securities Commissions and evidencing the receipt of the OSC in respect of the Canadian Final Prospectus.

The prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “U.S. Prospectus.” The U.S. Prospectus and the Canadian Supplemented Prospectus (as defined in Section 6(j) hereof) are, collectively, hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Class A Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale U.S. Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, “Time of Sale Prospectus” means, collectively, the Time of Sale U.S. Prospectus and the Canadian Final Prospectus, “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person, and “PREP Information” means the information included in the Canadian Supplemented Prospectus that is omitted from the Canadian Final Prospectus and which is deemed under NI 44-103 to be incorporated by reference in the Canadian Final Prospectus as of the date of the Canadian Supplemented

Prospectus. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Canadian Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, from time to time.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission; the Final Receipt has been obtained from the OSC in respect of the Canadian Final Prospectus and no order or action that would have the effect of ceasing or suspending the distribution of the Shares has been issued by any Canadian Securities Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by any Canadian Securities Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Canadian Final Prospectus when it was filed did not contain and, as amended, if applicable, will when filed not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and when filed contained, and, as amended, if applicable, will when filed contain, in each case, other than excluding the PREP Information, full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws (as defined below), (iii) the Registration Statement and the U.S. Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Canadian Final Prospectus complies and, as amended or supplemented (including for greater certainty, by the Canadian Supplemented Prospectus), will comply in all material respects with Canadian Securities Laws, (v) the Time of Sale U.S. Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the U.S. Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale U.S. Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale U.S. Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) as of its date and as of the Closing Date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Canadian Supplemented Prospectus will contain full, true and plain disclosure of all material facts relating to the Company and the Shares as required by Canadian Securities Laws, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company has complied with all applicable securities laws in each of the Canadian Qualifying Jurisdictions, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the Canadian Securities Commissions, and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”) required to be complied with by the Company to qualify the distribution of the Shares through registrants registered in the applicable categories under Canadian Securities Laws in each of the Canadian Qualifying Jurisdictions, except for the filing of the Canadian Supplemented Prospectus.

(d) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e) The Company has been incorporated, is validly existing as a corporation in good standing under the federal laws of Canada, has the corporate power and capacity to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f) Each subsidiary of the Company has been duly incorporated, is validly existing and in good standing under the laws of the jurisdiction of its formation, has the corporate or other similar power and capacity to own its property and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims described in the Time of Sale Prospectus and the Prospectus.

(g) Each of this Agreement, the contractual right of action granted in the Canadian Supplemented Prospectus (the “Contractual Right of Action”) has been duly authorized and, to the extent applicable, executed and delivered by the Company. The Coattail Agreement (as defined in the Prospectus) has been duly authorized and will be, at the Closing Date, executed and delivered by the Company.

(h) All necessary action has been taken by the Company to authorize the execution and delivery of this Agreement and the transactions contemplated hereby, including, as applicable, execution and delivery of each of the Canadian Preliminary Prospectuses, any Marketing Materials, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, as well as any amendments to any of the foregoing, and the filing or delivery thereof under Canadian Securities Laws in each Canadian Qualifying Jurisdiction.

(i) As of the Closing Date, the authorized share capital of the Company will conform as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) All of the outstanding shares of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(k) As of the date hereof, all necessary corporate action has been taken by the Company to authorize the creation and issuance of the Class A Shares, and upon filing of the articles of amendment and issuance of the certificate of amendment in respect thereof, the Shares will be duly authorized. As of the Closing Date, the Class A Shares will be duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The issuance of such Shares will not be subject to any preemptive or similar rights.

(l) The Shares have been conditionally approved for listing and posting for trading on the Toronto Stock Exchange (the “TSX”), subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(m) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the articles of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any contravention in the case of clauses (i), (iii) and (iv) as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus.

(n) No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and the filing of the Canadian Supplemented Prospectus.

(o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Time of Sale Prospectus and the Prospectus.

(p) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Canadian Final Prospectus or the Prospectus and are not so described in all material respects.

(q) There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Canadian Final Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement or filed with the Canadian Securities Commissions in connection with the filing of the Canadian Preliminary Prospectuses, the Time of Sale Prospectus or the Prospectus that are not described in all material respects or filed as required.

(r) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(s) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t) Computershare Investor Services Inc. at its principal office in Toronto, Ontario has been duly appointed as transfer agent and registrar for the Class A Shares and Computershare Trust Company NA at its principal office in Denver, Colorado has been duly appointed as U.S. co-transfer agent and co-registrar for the Class A Shares.

(u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) Other than the Second Amended and Restated Investors’ Rights Agreement in effect as of the date hereof and the Third Amended and Restated Investors’ Rights Agreement, which will amend and restate the Second Amended and Restated Investors’ Rights Agreement and be effective as of the Closing Date, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or the Shares qualified by the Canadian Final Prospectus.

(x) None of the Company, any of its subsidiaries or controlled affiliates, directors, officers or employees, or to the knowledge of the Company, any agent, affiliate or representative of the Company or of any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(y) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares other than ordinary and customary dividends; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(bb) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in each of the Time of Sale Prospectus and the Prospectus.

(cc) To the knowledge of the Company, the Company and its subsidiaries own or possess or can acquire on commercially reasonable terms, sufficient rights to use all material patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary for the conduct of their respective businesses as described in the Time of Sale Prospectus and the Prospectus, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement or violation of asserted intellectual property rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(dd) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in each of the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Company, is imminent.

(ee) Except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, the refusal of which would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in each of the Time of Sale Prospectus and the Prospectus.

(ff) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, provincial, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in each of the Time of Sale Prospectus and the Prospectus.

(gg) Except as disclosed in the Time of Sale Prospectus and the Prospectus, no acquisition has been made by the Company since January 1, 2014 that is a “significant acquisition” for the purposes of Item 35 of Form 41-101F1 of NI 41-101 and no proposed acquisition by the Company of a business or related businesses has progressed to a state where a reasonable person would believe that the likelihood of the Company completing the acquisition is high and that, if completed by the Company at the date of the Prospectus, would be a “significant acquisition” for the purposes of Item 35 of Form 41-101F1 of NI 41-101, in each case, that would require the prescribed disclosure in the Prospectus pursuant to Canadian Securities Laws.

(hh) The Company has a reasonable basis for disclosing all forward-looking information (as defined in National Instrument 51-102 Continuous Disclosure Obligations (“NI 51-102”)) contained in the Time of Sale Prospectus and the Prospectus.

(ii) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(jj) There are no transfer taxes or other similar fees or charges under Canadian or U.S. federal law or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution, delivery and performance of this Agreement by the Company.

(kk) No stamp duty, registration or documentary taxes, duties or similar charges are payable under the federal laws of Canada or the laws of any province in connection with the issuance, sale and delivery to the Underwriters of the Subject Shares or the authorization, execution, delivery and performance of this Agreement or the resale of Shares by an underwriter to U.S. residents.

(ll) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statements of financial position of the Company for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with U.S. GAAP the information required to be stated therein.

(mm) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited consolidated financial statements included in the Time of Sale Prospectus and the Prospectus, (i) have been the Company’s auditors since August 2011, (ii) are independent public accountants as required by Canadian Securities Laws, are independent in accordance with the requirements of the institute of chartered accountants in each of the Canadian Qualifying Jurisdictions in respect of a listed entity (as defined in such requirements) and are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and (iii) there has not been any reportable event (within the meaning of National Instrument 51-102) with PricewaterhouseCoopers LLP with respect to the audit of the Company.

(nn) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in each of the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, (i) there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(oo) Except as described in each of the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(pp) The Company and each of its subsidiaries have filed all federal, state, provincial, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(qq) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(rr) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of Morgan Stanley & Co. LLC (“Morgan Stanley”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than Morgan Stanley and Credit Suisse to engage in Testing-the-Waters Communications. Subject to the terms of the Company’s letter, dated March 2, 2015, to Morgan Stanley and Credit Suisse, the Company reconfirms that Morgan Stanley and Credit Suisse have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication”

means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(ss) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, no individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to any statements or omissions made in any written Time of Sale Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(tt) The Company (a) has delivered the “Template Version” (as defined in NI 41-101) of any “Marketing Materials” (as defined in NI 41-101) relating to any “Road Show” (as defined in NI 41-101) (“Road Show Materials”) to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions in compliance with the requirements of the Canadian Securities Laws; and (b) has filed the Template Version of any Marketing Materials (other than the Road Show Materials), if any, approved by the Company and Morgan Stanley, Credit Suisse and RBC Dominion Securities Inc. (“RBC”) in the manner contemplated by Canadian Securities Laws, with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions not later than the day on which such Marketing Materials were first provided to a potential investor in the offering of Shares pursuant to this Agreement. If any “Comparables” (as defined in NI 41-101) and disclosure relating to such Comparables has been redacted from the Template Version of any Marketing Materials filed with the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions, a complete Template Version of such Marketing Materials (containing the Comparables and related disclosure) has been delivered to the Canadian Securities Commissions in each of the Canadian Qualifying Jurisdictions by the Company in compliance with Canadian Securities Laws.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $         a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to                  Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days (or at least one business day if the purchase date is to be the same date as the Closing Date for the Firm Shares) after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $         a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[        ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[        ] a share, to any Underwriter or to certain other dealers. The Company is further advised by you that prior to the commencement of any Road Show undertaken in connection with the marketing of the offering of the Shares you reasonably expected that the Shares would be sold primarily in the United States.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 8:00 a.m., New York City time, on             , 2015, or at such other time on the same or such other date, not later than             , 2015, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 8:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than             , 2015, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an

Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than              (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in each of the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Stikeman Elliott LLP, outside Canadian counsel for the Company (and such counsel may arrange for separate deliveries of opinions of local counsel, where such counsel deems such delivery proper, as to the laws of any Canadian Qualifying Province other than the provinces of Ontario, Alberta, British Columbia and Quebec) dated the Closing Date, to the effect set forth in Schedule III hereto.

(d) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, outside U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Schedule IV hereto:

(e) The Underwriters shall have received on the Closing Date an opinion of each of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to you.

The opinion of each of Stikeman Elliott LLP and Skadden, Arps, Slate, Meagher & Flom LLP described in Sections 5(c) and 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received opinions of Stikeman Elliott LLP, dated the date of each of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of each of the applicable Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus, except for the information contained therein under the headings “Summary Historical and Pro Forma Consolidated Financial Information”, “Capitalization”, “Selected Historical Consolidated Financial Information”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to the Consolidated Financial Statements” and the consolidated financial statements and notes to such statements and the related auditors’ report on such statements (collectively, the “Financial Information”), as to which no opinion need be expressed by such counsel, is, in all material respects, a complete and proper translation of the English language version thereof.

(h) The Underwriters shall have received opinions of PricewaterhouseCoopers LLP dated the date of each of the Canadian Preliminary Prospectuses, the date of the Canadian Final Prospectus and the date of the Canadian Supplemented Prospectus, in form and substance satisfactory to the Underwriters, addressed to the Underwriters, the Company and their respective counsel, to the effect that the French language version of the Financial Information contained in the applicable Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Supplemented Prospectus is, in all material respects, a complete and proper translation of the English language version thereof.

(i) The Shares to be sold at Closing shall have been approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance, and conditionally approved for listing and posting for trading on the TSX, subject only to the satisfaction by the Company of customary conditions imposed by the TSX in similar circumstances.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and each of the shareholders and optionholders, officers and directors of the Company set forth in Exhibit A-1 relating to sales and certain other dispositions of Subject Shares and or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

If Morgan Stanley, in its sole discretion, agrees to release or waive the restrictions set forth in the “lock-up” agreements for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(k) The amended articles of incorporation described in the Time of Sale Prospectus and the Prospectus under the caption “Description of Share Capital” shall be effective and the authorized share capital of the Company shall conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(l) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of each of Stikeman Elliott LLP, outside Canadian outside counsel for the Company and Skadden, Arps, Slate, Meagher & Flom LLP, outside U.S. counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the applicable opinion required by Sections 5(c) and 5(d) hereof;

(iii) an opinion of each of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, and Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the applicable opinion required by Section 5(e) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(v) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you upon request, without charge, seven signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City and Toronto, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule and file with the Canadian Securities Commissions any amendment or supplement thereto in accordance with the requirements of Canadian Securities Laws, including NI 44-103.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object in a timely manner.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and the Canadian Securities Commissions and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To use its best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To prepare and file with the OSC and the other Canadian Securities Commissions promptly after the execution and delivery of this Agreement, a supplemented PREP prospectus in the English and French languages setting forth the PREP Information in compliance in all respects with NI 41-101 and NI 44-103 (the “Canadian Supplemented Prospectus”), in a form reasonably satisfactory to the Underwriters, such filing to occur not later than 11:00 p.m. (Toronto time) on             , 2015.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration, qualification and delivery of the Shares under the Securities Act and Canadian Securities Laws and all other fees or expenses of the Company in connection with the preparation and filing of the Registration Statement, any preliminary prospectus (including the Canadian Preliminary Prospectuses), the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, any Marketing Materials and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified and the fees, disbursements and expenses of the Company’s accountants, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonably incurred and documented fees and disbursements of counsel for the Underwriters in connection with such qualification, (iv) all filing fees and the reasonably incurred and documented fees and disbursements of counsel to the Underwriters, not to exceed $30,000, incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A Shares and all costs and expenses incident to listing the Shares on the NYSE and the TSX, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company (excluding the Underwriters and representatives of the Underwriters) and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, as well as 50% of the cost of any aircraft chartered in connection with the road show.

(k) To use its best efforts to have the Shares accepted for listing on the NYSE and the TSX and to file with such exchanges all documents and notices required by such exchanges of issuers that have securities that are listed on such exchanges.

(l) The Company will promptly notify Morgan Stanley and Credit Suisse if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period (as defined in this Section 6).

(m) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Morgan Stanley and Credit Suisse and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

The Company also covenants with each Underwriter that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Subject Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission or any prospectus with any Canadian Securities Commission relating to the offering of any Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance of Class A Shares upon the conversion of Class B multiple voting shares in accordance with their terms, (c) the issuance by the Company of Subject Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, provided that such option, warrant or security is identified in the Time of Sale Prospectus and the Prospectus, (d) Subject Shares issued or options to purchase Subject Shares granted pursuant to incentive plans of the Company referred to in the Time of Sale Prospectus and the Prospectus, (e) the filing by the Company of one or more registration statements with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an incentive plan in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus, (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Subject Shares, provided that (i) such plan does not provide for the transfer of Subject Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Subject Shares may be made under such plan during the Restricted Period, (g) the entry into an agreement providing for the issuance by the Company of Class A Shares or any security convertible into or exercisable for Class A Shares in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, or (h) the entry into an agreement providing for the issuance of Class A Shares or any security convertible into or exercisable for Class A Shares in connection with joint ventures, commercial relationships or other strategic corporate transactions, and the issuance of any such securities pursuant to any such agreement; provided that in the case of clauses (g) and (h), the aggregate number of Class A Shares that the Company may sell or issue or agree to sell or issue pursuant to clauses (g) and (h) shall not exceed 10% of the total number of Subject Shares issued and outstanding immediately following the completion of the transactions contemplated by this agreement; provided further that each recipient of Class A Shares or securities convertible into or exercisable or exchangeable for Class A Shares pursuant to clauses (g) and (h) shall execute a lock-up agreement substantially in the form of Exhibit A hereto.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus (including the Canadian Preliminary Prospectuses), the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Marketing Materials, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus (including the Canadian Preliminary Prospectuses), the Time of Sale Prospectus, any issuer free writing prospectus, Marketing Materials, road show or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, Credit Suisse and RBC, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the NYSE, the NASDAQ Global Market or the TSX, (ii) trading of any securities of the Company shall have been suspended on the NYSE or the TSX, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal, New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, (which, for the purposes of this paragraph, shall not include termination pursuant to Section 9(a)(i), (iii), (iv) or (v)), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred and documented by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Time of Sale Prospectus, the Registration Statement or the offering of the Shares. The Company irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to themselves or their property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints CT Corporation System, 1209 Orange Street, Wilmington, DE 19801 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the agent for service of process for the Company, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

12. Relationship with TMX Group Limited. Each of      and     , or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, each such investment dealer may be considered to have an economic interest in the listing of securities on any exchange owned or operated by TMX Group, including the TSX, the TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus (including the Canadian Preliminary Prospectuses), the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars purchased over the sum originally due to the Underwriters

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD and to RBC Dominion Securities Inc., 200 Bay Street, Suite 400, North Tower, Toronto, ON M5J 2W7; and if to the Company shall be delivered, mailed or sent to 150 Elgin Street, 8th Floor Ottawa, ON, Canada, K2P 1L4, Attention: Chief Financial Officer.

Very truly yours,

SHOPIFY INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

RBC Dominion Securities Inc.

Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.

Raymond James & Associates, Inc.

Canaccord Genuity Inc.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

By:	RBC Dominion Securities Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

EXHIBIT A

[FORM OF LOCK-UP LETTER]

            , 2015

Morgan Stanley & Co. LLC

Credit Suisse Securities (USA) LLC

RBC Dominion Securities Inc.

Pacific Crest Securities, a division of KeyBanc Capital Markets Inc.

Raymond James & Associates, Inc.

Canaccord Genuity Inc.

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Shopify Inc., a Canadian corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of Class A subordinate voting shares of the Company (together with the Class B multiple voting shares of the Company, the “Subject Shares”). As used herein, “Subject Shares” also means the common shares and Series A, Series B and Series C convertible preferred shares of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Subject Shares beneficially owned (as such term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Subject Shares, or publicly disclose the intention to do so, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Subject Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Subject Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to Subject Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing or public announcement under Section 16(a) of the Exchange Act, under any of the securities laws (including rules, regulations, policy statements or other such instruments or rulings) of each of the provinces and territories of Canada (collectively, “Canadian Securities Laws”) or otherwise shall be required or shall be voluntarily made during the Restricted Period in connection with any such subsequent sales of Subject Shares or other securities acquired in such open market transactions;

(b) (i) the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans or (ii) the vesting or settlement of awards granted pursuant to the Company’s equity incentive plans (including the delivery and receipt of Subject Shares, other awards or any securities convertible into or exercisable or exchangeable for Subject Shares in connection with such vesting or settlement), provided that the foregoing restrictions shall apply to any of the undersigned’s Subject Shares or any security convertible into or exchangeable for Subject Shares issued or received upon such exercise, vesting or settlement;

(c) transfers of Subject Shares or any security convertible into or exercisable or exchangeable for Subject Shares:

(i) as a bona fide gift, including as a result of estate or intestate succession, or pursuant to a will or other testamentary document;

(ii) if the undersigned is a natural person, to a member of the immediate family of the undersigned (for purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption no more remote than first cousin, and shall include any former spouse);

(iii) if the undersigned is a natural person, to any trust or other like entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iv) if the undersigned is a natural person, to a corporation, partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the direct or indirect legal and beneficial owners of all the outstanding equity securities or similar interests of such corporation, partnership, limited liability company or other entity;

(v) if the undersigned is a corporation, partnership, limited liability company or other entity, to any trust or other like entity for the direct or indirect benefit of the undersigned or any affiliate as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (an “Affiliate”), wholly-owned subsidiary, limited partner, member or stockholder of the undersigned;

(vi) if the undersigned is a corporation, partnership, limited liability company or other entity, to any Affiliate thereof; or

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(vii) if the undersigned is a corporation, partnership, limited liability company or other entity, to any Affiliate, wholly-owned subsidiary, limited partner, member or stockholder of the undersigned or to any investment fund or other entity controlled or managed by the undersigned;

(d) the establishment or modification of any trading plan that complies with Rule 10b5-1 under the Exchange Act or similar plan under Canadian Securities Laws for the transfer of Subject Shares, provided that (i) such plan does not provide for the transfer of Subject Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act or Canadian Securities Laws, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Subject Shares may be made under such plan during the Restricted Period;

(e) the transfer of Subject Shares or any security convertible into or exercisable or exchangeable for Subject Shares to the Company, pursuant to agreements or rights in existence on the date hereof under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares, in each case, in connection with the termination of the undersigned’s employment or other service relationship with the Company; provided that any public filing or public announcement under Section 16(a) of the Exchange Act or Canadian Securities Laws, reporting a reduction in beneficial ownership of Subject Shares, or otherwise, required or voluntarily made during the Restricted Period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made solely to the Company pursuant to the circumstances described in this clause (e);

(f) the transfer of Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares from the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting event of the Company’s securities or upon the exercise of options to purchase Subject Shares by the undersigned, in each case on a “cashless” or “net exercise” basis, or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise; provided that any public filing or public announcement under Section 16(a) of the Exchange Act or Canadian Securities Laws, reporting a reduction in beneficial ownership of Subject Shares, or otherwise, required or voluntarily made during the Restricted Period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made pursuant to the circumstances described in this clause (f);

(g) the transfer of Subject Shares or any security convertible into or exercisable or exchangeable for Subject Shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the Subject Shares involving a Change of Control of the Company, provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the Subject Shares owned by the undersigned shall remain subject to the restrictions contained in this agreement;

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(h) the exercise of any right with respect to, or the taking of any other action in preparation for, a registration by the Company of Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares, provided that no transfer of the undersigned’s Subject Shares proposed to be registered pursuant to the exercise of such rights under this clause (h) shall occur, and no registration statement shall be filed, during the Restricted Period; provided that no public announcement regarding such exercise or taking of such action shall be required or shall be voluntarily made during the Restricted Period;

(i) any transfer of Subject Shares that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided that any public filing or public announcement under Section 16(a) of the Exchange Act or Canadian Securities Laws, reporting a reduction in beneficial ownership of Subject Shares, or otherwise, required or voluntarily made during the Restricted Period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made pursuant to the circumstances described in this clause (i);

(j) the transfer of Subject Shares or any securities convertible into or exercisable or exchangeable for Subject Shares that is required to effect the recapitalization of the Company as described in the Prospectus, including the conversion of preferred shares of the Company into Class B multiple voting shares; or

(k) the conversion of Class B multiple voting shares into Class A subordinate voting shares in accordance with their terms;

provided that in the case of any transfer or distribution pursuant to clause (c), no public filing or public announcement under Section 16(a) of the Exchange Act or Canadian Securities Laws, reporting a reduction in beneficial ownership of Subject Shares, or otherwise, shall be required or shall be voluntarily made during the Restricted Period; and further provided that in the case of any transfer or distribution pursuant to clause (c) or (i), each donee, distributee or transferee shall concurrently with such transfer or distribution sign and deliver a lock-up letter substantially in the form of this letter. For purposes of clause (g) of this paragraph, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), after the closing of the Public Offering, to a person or group of affiliated persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold shares having more than 50% of the voting power of all outstanding voting shares of the Company (or the surviving entity).

In addition, except as set forth in this agreement, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration or qualification for distribution of any Subject Shares or any security convertible into or exercisable or exchangeable for Subject Shares.

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The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Subject Shares except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Subject Shares, Morgan Stanley will notify the Company of the impending release or waiver, and (ii) the Company has agreed, or will agree, in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement shall automatically terminate, and the undersigned will, in each case, be released from its obligations under this agreement, upon the earliest to occur, if any, of (a) prior to the execution of the Underwriting Agreement, the date that the Company advises Morgan Stanley, in writing, that it does not intend to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement (if executed) if prior to the closing of the Public Offering, or (c) October 31, 2015, if the Underwriting Agreement has not been entered into by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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EXHIBIT B

FORM OF WAIVER OF LOCK-UP

            , 2015

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Shopify Inc. (the “Company”) of                      Class A subordinate voting shares of the Company and the lock-up letter dated             , 2015 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 2015, with respect to [Class A subordinate voting][Class B multiple voting] shares (the “Shares”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 2015; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Name:
Title:

cc: Company

B-1

FORM OF PRESS RELEASE

Shopify Inc.

[Date]

Shopify Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC, the lead book-running manager in the Company’s recent public sale of                     Class A subordinate voting shares, is [waiving][releasing] a lock-up restriction with respect to [Class A subordinate voting][Class B multiple voting] shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on             , 2015, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

B-2